Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-45324 and No. 33-57339), S-4 (No. 333-59642), and
S-8 (No. 2-96127, No. 33-24068, No. 33-41434, No. 33-53733, No. 33-55449,
33-45970, No. 33-14458, No. 33-50149, No. 33-55456, No. 333-15509, No.
333-76939, No. 333-67008, No. 333-64154, No. 333-59668) of Wyeth of our report dated November 26, 2002, except for paragraph 5 of Note 14 which is as of December 9, 2002, relating to the financial statements, which appears in this Annual Report on Form 10-K/A. We also consent to the incorporation by reference of our report dated November 26, 2002 relating to the financial statement schedule, which appears in this Annual Report on Form 10-K/A.




PricewaterhouseCoopers LLP
Florham Park, NJ
December 19, 2002